FORM 8-K


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):   JUNE 16, 1998
                                                 ................


                           GREATER COMMUNITY BANCORP
 .................................................................
       (Exact name of registrant as specified in its charter)


  NEW JERSEY                    0-14294             22-2545165
 .................................................................
  (State or other            (Commission            (IRS Employer
  jurisdiction of              File No.)           Idenification No.)
  incorporation)

   55 UNION BOULEVARD, TOTOWA, NEW JERSEY            07512
 .................................................................
  (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: 973-942-1111
                                                   ..............


                   GREATER COMMUNITY BANCORP
 .................................................................
  (Former name or former address, if changed since last report)

                                 1

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Item 5.  Other Events.

                  On June 16, 1998, the Board of Directors authorized a 2- for 1 split of the Corporation's common stock, $1.00 par value per share. There will be no change in the $1.00 par value of the common stock. Certificates for new shares equal to the number of shares of common stock outstanding on July 15, 1998 (the "Record date") will be issued on July 31, 1998 (the "Payment Date").

                  The Board of Directors also voted to increase the rate of the regular quarterly dividend by 20% to Six Cents ($.06) per share (post-split), and to declare a cash dividend in that amount payable on the Payment Date to holders of record of the common stock on the Record Date.

                  The Board of Directors also amended the Certificate of Incorporation to increase the authorized common stock from 10 million shares to 20 million shares. The authority to issue 1 million shares of preferred stock (of which no shares are outstanding) remains unchanged.

                  In connection with the stock split, the current adjusted number of shares subject to outstanding stock options will be doubled, and the current adjusted purchase price of all outstanding stock options will be reduced by 50%.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

                  3.2 Certificate of Amendment of Certificate of Incorporation of Greater Community Bancorp dated June 23, 1998, to be filed with the New Jersey Secretary of State.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GREATER COMMUNITY BANCORP
                                   ..............................
                                           (Registrant)

       JUNE 23, 1998               /s/ George E. Irwin
Date .........................     ..............................
                                           (Signature)
                                        GEORGE E. IRWIN
                                        PRESIDENT AND C.O.O.